2018 EEI Financial Conference November 2018 Patrick J. Goodman Executive Vice President and Chief Financial Officer A Berkshire Hathaway Company

Forward-Looking Statements This presentation contains statements that do not directly or exclusively relate to historical facts. These statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by the use of forward-looking words, such as "will," "may," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "intend," "potential," "plan," "forecast" and similar terms. These statements are based upon Berkshire Hathaway Energy Company (BHE) and its subsidiaries, PacifiCorp and its subsidiaries, MidAmerican Funding, LLC and its subsidiaries, MidAmerican Energy Company, Nevada Power Company and its subsidiaries or Sierra Pacific Power Company and its subsidiaries (collectively, the Registrants), as applicable, current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside the control of each Registrant and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others: – general economic, political and business conditions, as well as changes in, and compliance with, laws and regulations, including income tax reform, initiatives regarding deregulation and restructuring of the utility industry, and reliability and safety standards, affecting the respective Registrant's operations or related industries; – changes in, and compliance with, environmental laws, regulations, decisions and policies that could, among other items, increase operating and capital costs, reduce facility output, accelerate facility retirements or delay facility construction or acquisition; – the outcome of regulatory rate reviews and other proceedings conducted by regulatory agencies or other governmental and legal bodies and the respective Registrant's ability to recover costs through rates in a timely manner; – changes in economic, industry, competition or weather conditions, as well as demographic trends, new technologies and various conservation, energy efficiency and private generation measures and programs, that could affect customer growth and usage, electricity and natural gas supply or the respective Registrant's ability to obtain long-term contracts with customers and suppliers; – performance, availability and ongoing operation of the respective Registrant's facilities, including facilities not operated by the Registrants, due to the impacts of market conditions, outages and repairs, transmission constraints, weather, including wind, solar and hydroelectric conditions, and operating conditions; – the effects of catastrophic and other unforeseen events, which may be caused by factors beyond the control of each respective Registrant or by a breakdown or failure of the Registrants' operating assets, including severe storms, floods, fires, earthquakes, explosions, landslides, an electromagnetic pulse, mining incidents, litigation, wars, terrorism, embargoes, and cyber security attacks, data security breaches, disruptions, or other malicious acts; – a high degree of variance between actual and forecasted load or generation that could impact a Registrant's hedging strategy and the cost of balancing its generation resources with its retail load obligations; – changes in prices, availability and demand for wholesale electricity, coal, natural gas, other fuel sources and fuel transportation that could have a significant impact on generating capacity and energy costs; – the financial condition and creditworthiness of the respective Registrant's significant customers and suppliers; – changes in business strategy or development plans; – availability, terms and deployment of capital, including reductions in demand for investment-grade commercial paper, debt securities and other sources of debt financing and volatility in interest rates; – changes in the respective Registrant's credit ratings; – risks relating to nuclear generation, including unique operational, closure and decommissioning risks; 2

Forward-Looking Statements – hydroelectric conditions and the cost, feasibility and eventual outcome of hydroelectric relicensing proceedings; – the impact of certain contracts used to mitigate or manage volume, price and interest rate risk, including increased collateral requirements, and changes in commodity prices, interest rates and other conditions that affect the fair value of certain contracts; – the impact of inflation on costs and the ability of the respective Registrants to recover such costs in regulated rates; – fluctuations in foreign currency exchange rates, primarily the British pound and the Canadian dollar; – increases in employee healthcare costs; – the impact of investment performance and changes in interest rates, legislation, healthcare cost trends, mortality and morbidity on pension and other postretirement benefits expense and funding requirements; – changes in the residential real estate brokerage, mortgage and franchising industries and regulations that could affect brokerage, mortgage and franchising transactions; – the ability to successfully integrate future acquired operations into a Registrant's business; – unanticipated construction delays, changes in costs, receipt of required permits and authorizations, ability to fund capital projects and other factors that could affect future facilities and infrastructure additions; – the availability and price of natural gas in applicable geographic regions and demand for natural gas supply; – the impact of new accounting guidance or changes in current accounting estimates and assumptions on the consolidated financial results of the respective Registrants; and – other business or investment considerations that may be disclosed from time to time in the Registrants' filings with the United States Securities and Exchange Commission (SEC) or in other publicly disseminated written documents. Further details of the potential risks and uncertainties affecting the Registrants are described in the Registrants’ filings with the SEC. Each Registrant undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing factors should not be construed as exclusive. This presentation includes certain non-Generally Accepted Accounting Principles (GAAP) financial measures as defined by the SEC’s Regulation G. Refer to the BHE Appendix in this presentation for a reconciliation of those non-GAAP financial measures to the most directly comparable GAAP measures. 3

Berkshire Hathaway Energy Vision To be the best energy company in serving our customers, while delivering sustainable energy solutions Culture Personal responsibility to our customers Strategy Reinvest in our businesses Invest in internal growth • Continue to invest in our employees and • Pursue the development of a value-enhancing operations, maintenance and capital energy grid and gas pipeline infrastructure programs for property, plant and equipment • Create customer solutions through innovative • Position our regulated businesses to meet rate design and redesign changing customer expectations and retain • Grow our portfolio of renewable energy customers (reduce customer retention risk) by providing excellent service and competitive • Develop strong grid systems, including rates cybersecurity and physical resilience programs • Reduce the carbon footprint of our operations by participating in energy policy development, resulting in the transformation of our Acquire companies businesses and assets • Additive to business model • Advance grid resilience, cybersecurity and physical security programs Competitive Advantage Berkshire Hathaway Ownership 4

Organizational Structure

2017 Berkshire Hathaway Inc. ($ billions)

Revenue	$ 242.1
Net Income	$ 44.9
Equity	$ 348.3

2017 Berkshire Hathaway Energy ($ billions)

Revenue	$ 18.6
Net Income	$ 2.9
Equity	$ 28.2



Berkshire Hathaway Inc.
Aa2/AA
90%
Berkshire Hathaway Energy
A3/A-
PacifiCorp
A1/A+(1)
Regulated Electric Utility
AltaLink
A/A(1)
S&P / DBRS
Alberta Canada Regulated Transmission
NV Energy
Baa2/A-
Holding Company
Nevada Power Company
A2/A+(1)
Regulated Electric Utility
Sierra Pacific Power Company
A2/A+(1)
Regulated Electric and Gas Utility
BHE U.S. Transmission
Regulated Electric Transmission
MidAmerican Energy
Aa2/A+(1)
Regulated Electric and Gas Utility
BHE Renewables
Contracted Non-utility Power Generation
Northern Powergrid
Baa1/A-
Holding Company
Northern Powergrid (Northeast) Ltd.
A3/A
U.K. Regulated Electric Distribution
Northern Powergrid (Yorkshire) plc
A3/A
U.K. Regulated Electric Distribution
HomeServices of America
Real Estate Brokerage, Mortgage and Franchises
Kern River
Regulated Natural Gas Transmission
Northern Natural Gas
A2/A
Regulated Natural Gas Transmission

(1) Ratings for PacifiCorp, MidAmerican Energy Company, Nevada Power Company, Sierra Pacific Power Company, and AltaLink L.P. are senior secured ratings

5

Significant Scale

Berkshire Hathaway Energy's regulated energy businesses serve customers and end-users across 18 western and Midwestern states in the U.S. and in the U.K. and Canada

DISTRIBUTION	Our integrated utilities serve approximately 5.0 million U.S. customers; Northern Powergrid has 3.9 million end-users, making it the third-largest distribution company in Great Britain
TRANSMISSION	We own significant transmission infrastructure in 15 states and the province of Alberta; with our assets at PacifiCorp, NV Energy and AltaLink, we are the largest transmission owner in the Western Interconnection
PIPELINES	BHE Pipeline Group transported approximately 8% of the total natural gas consumed in the United States during 2017
GENERATION	We own 32,139 MW of power capacity in operation and under construction, with resource diversity ranging from natural gas and coal to renewable sources
RENEWABLES	As of September 30, 2018, we had invested $23 billion in solar, wind, geothermal and biomass generation, and have made commitments to spend an additional $5 billion on wind generation by 2020

Comparable Companies ($ billions)	**Sept. 30, 2018 Market Cap(1)**	**LTM Sept. 30, 2018 Net Income(2)**	**Sept. 30, 2018 Retained Earnings(2)**
NextEra Energy, Inc.	$79.0	$8.4	$23.9
Duke Energy Corp.	$57.0	$2.9	$3.3
Dominion Energy, Inc.	$45.9	$3.1	$9.1
Southern Company	$44.2	$2.4	$9.0
Exelon Corp.	$42.2	$3.7	$14.9

Berkshire Hathaway Energy
As of and for the LTM
September 30, 2018

Retained Earnings: $25.4 billion
Net Income: $3.0 billion

(1) As reported by S&P Capital IQ

(2) As reported by company public filings, including the impact of 2017 Tax Reform on earnings

6

Energy Assets As of and for the last 12 months ended September 30, 2018 Assets $92 billion Revenues $19.7 billion Customers(1) 8.9 million Employees 22,900 Transmission Line 33,500 Miles Natural Gas Pipeline 16,400 Miles Power Capacity 32,139 MW(2) Renewables 37% Natural Gas 33% Coal 28% Nuclear and Other 2% (1) Includes both electric and natural gas customers and end-users worldwide. Additionally, AltaLink serves approximately 85% of Alberta, Canada’s population (2) Net MW owned in operation and under construction as of September 30, 2018 7

BHE Competitive Advantage • Diversified portfolio of regulated assets – Weather, customer, regulatory, generation, economic and catastrophic risk diversification • Berkshire Hathaway ownership – Access to capital from Berkshire Hathaway allows us to take advantage of market opportunities – Berkshire Hathaway is a long-term holder of assets which promotes stability and helps make BHE the buyer of choice in many circumstances – Tax appetite of Berkshire Hathaway has allowed us to receive significant cash tax benefits from our parent including $450 million in the nine months ended September 30, 2018 and $636 million in 2017 • No dividend requirement – Cash flow is retained within the business and used to help fund growth and strengthen our balance sheet 8

Capital Expenditures and Cash Flows • Berkshire Hathaway Energy and its subsidiaries will spend approximately $18.2 billion from 2018 – 2020 for growth and operating capital expenditures, which primarily consist of new wind generation project expansions, repowering of existing wind facilities and transmission and distribution capital expenditures $7,500 $6,000 $4,500 Free Cash Flow $3,000 ($ millions) $1,500 $- 2013A 2014A 2015A 2016A 2017A 2018F 2019F 2020F 2021F 2022F BHE Cash Flows from Operations BHE Total Capital Expenditures BHE Operating Capital Expenditures 2018 – 2022: $9 Billion Free + 2018 – 2022: $19 Billion Free Cash Cash Flow above Total Capex Flow above Operating Capex 9

Tax Reform Treatment of Lower Tax Rate Treatment of Deferred Income Taxes PacifiCorp Utah In April 2018, the UPSC ordered a rate reduction of Filed a settlement with Utah parties to use a portion of the $61 million, or 3.1%, effective May 1, 2018, through excess accumulated deferred income tax to offset December 31, 2018 accelerated depreciation expense of thermal plants and defer the remaining portion until the next general rate case Wyoming Filed a partial settlement with the WPSC in April Additional benefits will be deferred and used to offset other 2018 that provides a rate reduction of $22.5 million, costs in future rate proceedings or 3.3%, effective July 1, 2018, through June 30, 2019 Idaho In May 2018, the IPUC approved an all-party Proposal to defer additional benefits to offset other costs is settlement to implement a rate reduction of pending with the IPUC $6 million, or 2.2%, effective June 1, 2018, through May 31, 2019 Oregon Not determined. On September 20, 2018, provided a supplement to its income tax deferral filing for consideration of deferral treatment of all tax reform benefits Washington Not determined. Filing expected in fourth quarter 2018 California In May 2018, the California PUC approved PacifiCorp’s application requesting authorization to establish a tax reform deferral account to record the 2018 tax impacts due to tax reform. This account will be considered as part of the next general rate case 10

Tax Reform

	Treatment of Lower Tax Rate	Treatment of Deferred Income Taxes
MidAmerican Energy		
Iowa	The IUB approved a rate reduction tariff through a rider (retroactive to January 1, 2018), estimated to be approximately $75 million, or 3.4%	Filed with the IUB proposing to defer the amortization of excess deferred income taxes as a regulatory liability. In May 2018 the IUB opened a docket to consider this issue. A settlement consistent with MEC's proposal has been reached with two of the three parties in the proceeding and the hearing is scheduled for January 2019
Illinois	Effective April 1, 2018 the ICC ordered a rate reduction through a rider, estimated to be approximately $7 million, or 3.0%	The rider returns the annual amortization of excess accumulated deferred income taxes plus the change in income tax expense based on the revenue requirement from the last respective rate cases
NV Energy		
Nevada Power	PUCN procedural order granted a $59 million rate reduction, or 3.0% refund effective April 1, 2018	PUCN issued an order in October 2018 and NVE has filed a petition for reconsideration. The order requires amortization of excess deferred income taxes on protected assets to a new regulatory liability as of January 1, 2018. Unprotected balances were capitalized as a regulatory liability. Revenue requirement treatment for both protected and unprotected balances will be addressed in subsequent generate rate cases
Sierra Pacific	PUCN procedural order granted a $25 million rate reduction, including $22 million for electric and $3 million for gas, or 3.4% and 2.6%, respectively, effective April 1, 2018	
BHE Pipeline Group (FERC - Regulated)		
Northern Natural Gas	Filed the Form 501-G on October 11, 2018, and included an explanatory statement indicating why adjustments to rates are not necessary. Kern River also filed an uncontested settlement with customers to provide an 11.0% credit against the Maximum Base Tariff Rates for firm service and any one-part rate that includes fixed costs	
Kern River		

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Regulatory Overview Adjustment Mechanisms Capital Fuel Recovery Renewable Transmission Energy Recovery Decoupling Mechanism Rider (REC/PTC) Rider Efficiency Rider Mechanism PacifiCorp Utah   Wyoming  Idaho  Oregon   Washington   California   MidAmerican Energy Iowa – Electric   Illinois – Electric  South Dakota – Electric   Iowa – Gas   Illinois – Gas  South Dakota - Gas  NV Energy Nevada Power  Sierra Pacific Power – Electric  Sierra Pacific Power – Gas  12

Revenue and Net Income Diversification • Diversified revenue sources reduce regulatory concentrations • For the last 12 months ended September 30, 2018, 84% of adjusted net income was from investment- grade regulated subsidiaries. A significant portion of the remaining non-regulated adjusted net income is from contracted generation assets at BHE Renewables BHE LTM Sept. 30, 2018 BHE LTM Sept. 30, 2018 Energy Revenue(1): $16 Billion Adjusted Net Income(2): $3.0 Billion Other HomeServices Alberta 4% BHE 5% 5% Nevada Transmission PacifiCorp United 20% 7% 24% Northern Kingdom Powergrid 7% 8% FERC 7% Idaho 2% BHE Renewables Washington 11% 3% Iowa 17% California 4% Illinois MidAmerican 4% BHE Pipeline Funding Wyoming Group 22% 5% 12% Oregon Utah NV Energy 8% 14% 11% (1) Excludes HomeServices and equity income, which add further diversification (2) Percentages exclude Corporate/other. Adjusted net income excludes unrealized loss on investment in BYD. See appendix for reconciliation 13

Adjusted Net Income Last Twelve Months – 9/30/2018 ($ millions) LTM Years Ended Adjusted (1) Adjusted(1) As Reported Net Income Attributable to BHE 9/30/2018 12/31/2017 12/31/2016 PacifiCorp 748 $ 763 $ 764 MidAmerican Funding 670 601 532 NV Energy 329 365 359 Northern Powergrid 246 251 342 BHE Pipeline Group 373 270 249 BHE Transmission 217 224 214 BHE Renewables 346 236 179 HomeServices 138 118 127 BHE and Other (362) (211) (224) Net Income attributable to BHE 2,705 2,617 2,542 Unrealized Loss on BYD, net of Income Taxes 250 - - Net Income attributable to BHE - Excluding BYD$ 2,955 $ 2,617 $ 2,542 (1) LTM and 2017 adjusted net income removes the impact of one-time items related to the $516 million benefit as a result of 2017 Tax Reform and a charge of $263 million from the tender offer for long-term debt at Berkshire Hathaway Energy and MidAmerican Funding. See appendix for reconciliation 14

Berkshire Hathaway Energy Financial Summary • Since being acquired by Berkshire Hathaway in March 2000, BHE has realized significant growth in its assets, equity, net income and cash flows Property, Plant and Equipment (Net) BHE Shareholders’ Equity Billions Billions $29.6 $75 $65.9 $67.6 $30 $28.2 $60.8 $62.5 $24.3 $60 $24 $22.4 $45 $18 $30 $12 $15 $6.5 $6 $1.7 $0 $0 2001 2015 2016 2017 Sept. 2001 2015 2016 2017 Sept. 2018 2018 Net Income Attributable to BHE Cash Flows From Operations Billions Billions (1) $3.5 (1) $3.2 $8.0 $2.9 $7.0 $2.8 $2.4 $2.5 $6.1 $6.1 $6.0 $3.0 $6.0 $2.1 $2.6 $4.0 $1.4 $2.0 $0.8 $0.7 $0.1 $0.0 $0.0 2001 2015 2016 2017 LTM (2) 2001 2015 2016 2017 LTM 9/30/18 9/30/18 (1) LTM and 2017 net income includes the impact of one-time items related 2017 Tax Reform and a charge from the tender offer for long-term debt at Berkshire Hathaway Energy and MidAmerican Funding. See appendix for reconciliation (2) LTM adjusted and as reported net income excludes an unrealized loss on investment in BYD. See appendix for reconciliation 15

Long-Term Perspective Growing the Business • We have significantly grown our assets while de-risking the business since being acquired by Berkshire Hathaway in 2000, reducing total debt(1) / total assets from 58% to 43% and improving our credit ratings $100 $8,000 $90 12/31/01 – 9/30/18 CAGR Total Assets 13% $7,000 $80 Net Income 20% Cash Flows From Operations 12% $6,000 $70 $5,000 $60 $50 $4,000 ($ billions) $40 $3,000 ($ millions) Total Assets & Total Assets Debt Total $30 $2,000 $20 $1,000 $10 Net Income and Cash From Operations Flows $- $- 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 LTM Sept. Total Assets Total Debt Net Income Cash Flows From Operations 2018 (1) Total Debt excludes Junior Subordinated Debentures and BHE trust preferred securities 16

Wind and Solar Investments

Owned Wind and Solar Generation Capacity (MW) [1]	Regulated			Unregulated	
	PacifiCorp	MidAmerican Energy	NVE	BHE Renewables	Total
1999-2016	1,030	4,007	15	2,454	7,506
2017	-	334	-	211	545
2018-2020	950	1,666	-	536	3,152
Total	**1,980**	**6,007**	**15**	**3,201**	**11,203**
Investment (billions)	$4	$11	$0	$10	$25

- PacifiCorp and MidAmerican Energy are repowering existing wind facilities which entails the replacement of significant components of older turbines. The repowered turbines are expected to qualify for production tax credits. Project spend related to repowering is anticipated to be approximately $2.4 billion from 2016 to 2020
- PacifiCorp's Energy Vision 2020 includes implementation of wind repowering, new transmission, and development of 1,150 MW of new wind powered facilities (950 MW owned) for a total investment of approximately $3 billion from 2017 to 2020
- MidAmerican Energy is progressing on construction of up to 2,000 MW (Wind XI) of additional wind-powered generating facilities. As of September 2018, 424 MW had been placed in-service. An additional 727 MW are expected to begin generating by year-end 2018. The project is expected to be completed and in-service by 2019, with a cost cap of $3.6 billion. In May 2018, MidAmerican Energy filed for approval to construct up to 591 MW (Wind XII) at a cost cap of $922 million
- BHE Renewables is constructing the 98 MW Community Solar Gardens project in Minnesota and the 212 MW Walnut Ridge facility located in Illinois. The combined investment for the projects is anticipated to be approximately $600 million. In April 2018, BHE Renewables completed its $495 million acquisition of the 300 MW Santa Rita wind facility located in Texas

(1) Includes owned operating, under construction and in-development facilities. Excludes tax equity investments

17

Advancing a Sustainable Energy Future • We are leaders in the journey to a sustainable energy future – Through September 30, 2018, we have spent $23 billion on renewable energy, and have made commitments to spend an additional $5 billion on wind generation by 2020 – MidAmerican Energy is the largest owner in the U.S. of rate-regulated wind capacity with 6,007 MW in operation or under construction. In 2017, MidAmerican Energy generated wind energy equivalent to 51% of its Iowa customers’ annual retail electric usage. Assuming Wind XII is approved by the IUB and completed (expected late 2020), the company expects to generate renewable energy greater than 100% of the annual energy consumed in our Iowa service territory in 2021 – PacifiCorp is investing approximately $3 billion through 2020 developing new wind generation resources, repowering existing wind facilities, and building a new electric transmission line as part of EV 2020 – Owned coal-fueled capacity has declined as a percentage of BHE’s power capacity portfolio from 58% in 2006 to 28% as of September 30, 2018. Since 2013, BHE has retired or has plans to retire more than 4,500 MW (43% reduction) of coal capacity – Berkshire Hathaway Energy’s natural gas transmission pipelines’ operational practices and methane leak detection programs are designed to minimize the release of methane emissions. These leading practices resulted in the gas transmission pipelines’ combined leak rates, measured as a percentage of throughput, of 0.046% in 2017, which is significantly less than the industry average and the goal of the ONE Future Initiative of 1% – Additional information regarding our sustainability and environmental outlook can be found at www.berkshirehathawayenergyco.com/environment 18

BHE Asset Profile • Berkshire Hathaway Energy is growing its renewable energy portfolio and continues to de-risk its balance sheet as it relates to carbon-based generation assets. In 2017, only 10% of our overall net investment in property, plant and equipment was invested in coal generation assets, while 8% was invested in natural gas generation assets Net PP&E as of December 31, 2017 Berkshire Hathaway Energy Renewables, T&D, and Other 82% Natural Gas Generation 8% Coal Generation 10% MidAmerican Energy PacifiCorp Nevada Power Sierra Pacific 76% 85% 69% 9% 64% 35% 22% 18% 13% 6% 2% 1% 19

Power Diversification 2006 BHE Power Capacity – 16,386 MW 9/30/2018 BHE Power Capacity – 32,139 MW Coal Geothermal 28% Geothermal 1% 3% Coal Hydro Total Hydro 58% 4% Renewables 8% Solar Total 16% 5% Wind Renewables 5% 37% Nuclear and Other Natural Gas 3% 33% Wind 27% Natural Gas Nuclear and 23% Other 2% 2006 BHE Power Generation – 83 TWh LTM 9/30/2018 BHE Power Generation – 120 TWh Geothermal Hydro Coal 2% Geothermal Coal 4% 44% Total 5% Renewables(1) Hydro 74% Solar 12% 5% Total 4% Wind Renewables(1) 2% 27% Nuclear and Wind Other 17% 5% Natural Gas 9% Nuclear and Other Natural Gas 3% 26% • In 2006, Berkshire Hathaway Energy acquired PacifiCorp and since this acquisition we have significantly changed our generation mix by growing our renewable portfolio of assets (1) All or some of the renewable energy attributes associated with generation from these generating facilities may be: (a) used in future years to comply with RPS or other regulatory requirements, or (b) sold to third parties in the form of RECs or other environmental commodities 20

Low Cost Competitive Rates Company Weighted Average Retail Rate ($/kWh) U.S. National Average(1) $0.1089 Pacific Power $0.0962 12% lower than the U.S. National Average Rocky Mountain Power $0.0794 27% lower than the U.S. National Average MidAmerican Energy $0.0741 32% lower than the U.S. National Average Nevada Power $0.1042 4% lower than the U.S. National Average Sierra Pacific $0.0818 25% lower than the U.S. National Average BHE Pipelines Mastio #1 for the 13th consecutive year Highest Average Rates ($/kWh) by State(1): Hawaii – $0.2719; Massachusetts – $0.1992; Connecticut – $0.1851; New Hampshire – $0.1787; Rhode Island – $0.1766 (1) Source: Edison Electric Institute (Summer 2018) 21

Strong Credit Profile

Credit ratios continue to be strong and supportive of credit ratings

		Unadjusted Credit Metrics										
		FFO Interest Coverage				FFO / Debt				Debt / Total Capitalization		
	Credit Ratings[1]	Average	LTM 9/30/18	2017	2016	Average	LTM 9/30/18	2017	2016	LTM 9/30/18	2017	2016
Berkshire Hathaway Energy[2]	A3 / A-	**4.4x**	4.5x	4.4x	4.3x	**16.1%**	16.5%	15.8%	16.0%	57%	58%	59%
Regulated U.S. Utilities												
PacifiCorp[2] [3]	A1 / A+	**5.4x**	5.3x	5.3x	5.7x	**23.6%**	23.7%	23.1%	24.1%	48%	48%	50%
MidAmerican Energy[2] [3]	Aa2 / A+	**7.7x**	7.8x	7.6x	7.8x	**28.9%**	28.1%	28.1%	30.4%	45%	47%	46%
Nevada Power[2] [3]	A2 / A+	**4.9x**	5.1x	4.9x	4.6x	**23.3%**	25.4%	22.8%	21.6%	49%	53%	51%
Sierra Pacific Power[2] [3]	A2 / A+	**6.4x**	7.7x	6.1x	5.4x	**21.6%**	24.8%	19.2%	20.7%	48%	50%	51%
Regulated Pipelines and Electric Distribution												
Northern Natural Gas	A2 / A	**9.4x**	9.5x	9.3x	9.5x	**39.1%**	34.1%	41.5%	41.8%	38%	34%	36%
AltaLink, L.P.[3]	NR / A / A	**3.1x**	3.2x	3.1x	3.2x	**12.1%**	12.3%	12.2%	11.8%	60%	60%	62%
Northern Powergrid Holdings	Baa1 / A-	**4.7x**	4.5x	4.5x	5.1x	**18.9%**	17.4%	17.7%	21.7%	42%	43%	43%
Northern Powergrid (Northeast)	A3 / A											
Northern Powergrid (Yorkshire)	A3 / A											

(1) Moody's / S&P / DBRS. Ratings are issuer or senior unsecured ratings unless otherwise noted
(2) Refer to the Appendix for the calculations of key ratios
(3) Ratings are senior secured ratings

22

Capital Investment Plan $7,000 6,320 6,553 Capex Current Plan Prior Plan $6,000 5,346 by Type 2018-2020 2018-2020 Variance $5,000 Operating $ 8,991 $ 7,463 $ 1,528 $4,000 Wind Generation 6,395 6,073 322 $3,000 (Growth) ($ millions) $2,000 Other Growth 1,764 1,704 60 Electric Transmission $1,000 1,069 1,164 (95) (Growth) $- 2018 2019 2020 Total $ 18,219 $ 16,404 $ 1,815 Operating Wind Generation (Growth) Other Growth Electric Transmission (Growth) Capex Current Plan Prior Plan by Business 2018-2020 2018-2020 Variance $7,000 6,320 6,553 PacifiCorp $ 5,078 $ 5,114 $ (36) $6,000 5,346 MidAmerican Energy 6,462 5,004 1,458 $5,000 NV Energy 1,756 1,529 227 $4,000 Northern Powergrid 1,633 1,799 (166) $3,000 BHE Pipeline Group 1,374 1,013 361 ($ millions) $2,000 BHE Renewables 1,039 1,042 (3) $1,000 BHE Transmission 706 756 (50) $- HomeServices and 2018 2019 2020 171 147 24 Other PacifiCorp MidAmerican Funding NV Energy Northern Powergrid BHE Pipeline Group BHE Renewables Total $ 18,219 $ 16,404 $ 1,815 BHE Transmission HomeServices and Other 23

PacifiCorp • Headquartered in Portland, Oregon • 5,400 employees • 1.9 million electric customers in six western states • 10,884 MW of owned capacity(1) • Owned capacity by fuel type: 9/30/18 3/31/06 – Coal 54% 72% – Natural gas 25% 13% – Hydro(2) 11% 14% – Wind, geothermal and other(2) 10% 1% (1) Net MW owned in operation as of September 30, 2018 (2) All or some of the renewable energy attributes associated with generation from these generating facilities may be: (a) used in future years to comply with renewable portfolio standards or other regulatory requirements or (b) sold to third parties in the form of renewable energy credits or other environmental commodities 24

PacifiCorp – Business Update • Actual retail load for the nine-months ended September 30, 2018, was 41,415 GWh, and in-line with the same time period last year with drivers being unfavorable weather, lower industrial and residential usage, offset by increased residential and commercial customers and an increase in commercial usage • Energy Vision 2020 – PacifiCorp’s Energy Vision 2020 program will repower 999 MW of existing company-owned wind facilities, acquire 950 MW of new wind projects, add 200 MW of wind procured through a power purchase agreement and build a new 140-mile, 500 kV transmission line o All regulatory pre-approvals are complete o Final commercial negotiations for the wind projects are ongoing o Strong state and local stakeholder support in Wyoming – The Energy Vision 2020 projects are on schedule to be placed in service by year-end 2020 to deliver benefits to customers and improve transmission transfer capacity and reliability • Strong cost containment has minimized need for customer rate increases while continuing to improve safety, reliability and customer service – PacifiCorp has stay-out pledges in Utah, Oregon and Wyoming, with no rate cases until 2021 – Washington regulators authorized a two-step rate increase, with $5.7 million (1.7%) effective October 2016 and $8.0 million (2.3%) effective September 2017; it also approved a revenue decoupling mechanism and accelerated depreciation schedule for the Jim Bridger and Colstrip plants – Rate reductions of approximately 3% were implemented in Utah, Idaho and Wyoming in May, June and July 2018, respectively, to begin passing back a portion of 2017 Tax Reform benefits – Energy cost adjustment mechanisms exist in all six states where PacifiCorp has operations – A new customer generation program was implemented in Utah to transition from net metering beginning December 1, 2017 o Applications for interconnection of new customer generation in 2018 have dropped over 60% compared to applications in 2017 25

PacifiCorp – Business Update

- Utah Sustainable Transportation and Energy Plan (STEP)
  - PacifiCorp's application to implement the legislatively mandated STEP was approved by Utah regulators in three phases
  - The orders approved a five-year pilot program (2017 – 2022) with a budget of $10 million each year, including:
    - Electric vehicle charging infrastructure programs
    - Commercial line incentives for business
    - Curtailment of Gadsby Plant emissions during periods of air quality alerts
    - Investigate and implement new technologies
    - Clean Coal research programs
    - Cost recovery of Utah Solar Incentive Program pre-2017 expenditures
  - Demand Side Management costs are now deferred in a regulatory asset and amortized over 10 years
  - Includes a risk mitigation fund to minimize the rate impact to customers for coal-fueled generation plants due to compliance requirements or other purposes
  - Mandates full recovery of Utah's share of fuel, purchased power and other supply costs through an Energy Balancing Account that is not fully in the base rates through 2019
    - Rocky Mountain Power is seeking legislation in 2019 to remove the sunset period
- Oregon Clean Electricity and Coal Transition Plan signed into law by Gov. Brown in March 2016
  - Doubled renewable energy portfolio standard to 50%
    - 20% by 2020, 27% by 2025, 35% by 2030, 40% by 2035, 50% by 2040
    - Incorporates renewable energy credit banking provisions
  - Removes coal costs from Oregon rates by January 1, 2030
  - Allows production tax credits to be annually adjusted as part of Net Power Cost Adjustment

26

MidAmerican Energy • Headquartered in Des Moines, Iowa • 3,400 employees • 1.6 million electric and natural gas customers in four Midwestern states • 10,597 MW(1) of owned capacity • Owned capacity by fuel type: IOWA 9/30/18(1) 12/31/00 –Wind(2) 57% 0% – Coal 25% 70% – Natural gas 13% 19% MidAmerican Energy Wind Farms – Nuclear and other 5% 11% Service Territory Major Generating Facilities Wind Farms Under Construction (1) Net MW owned in operation and under construction as of September 30, 2018 (2) All or some of the renewable energy attributes associated with generation from these generating facilities may be: (a) used in future years to comply with renewable portfolio standards or other regulatory requirements or (b) sold to third parties in the form of renewable energy credits or other environmental commodities 27

MidAmerican Energy – Business Update • Customer growth, warmer-than-normal summer weather, colder-than-normal winter weather and improved industrial sales increased retail electric sales 1,272 GWh for the nine-months ended September 30, 2018, a 6.9% increase over the same period in 2017 • Wind XI Project – The IUB approved rate-making principles related to construction of up to 2,000 MW of additional wind- powered generating facilities with a cost cap of $3.6 billion. As of September 2018, 424 MW had been placed in-service, and an additional 727 MW are expected to begin generating by year-end 2018. All facilities are anticipated to be completed and in-service by 2019 • Wind XII Project – MidAmerican Energy has filed with the IUB to approve rate-making principles related to the construction of up to 591 MW of additional wind-powered generating facilities, with a cost cap of $922 million. The project is expected to be placed in service in 2019 and 2020 • Wind Repowering – The IUB approved tariff modifications associated with repowering up to 706 General Electric wind turbines totaling 1,059 MW from the earliest vintage projects developed by MidAmerican Energy. The repowering effort upgrades various components of the turbines to improve capacity factors and re-establishes production tax credits for another 10-year period at 100% of the allowed rate. MidAmerican Energy completed repowering of 414 MW in 2017 and expects the remainder to be completed in 2018 and 2019. Additional repowering projects continue to be evaluated • MVP transmission – In the final stages of constructing transmission lines in Iowa and Illinois designated as Multi-Value Projects by MISO with the last segment expected to be in-service in 2019; when completed, project costs will total $567 million and add 253 miles of transmission lines 28

NV Energy Overview • Headquartered in Las Vegas, Nevada, with territory throughout Nevada • 2,400 employees • 1.3 million electric and 165,000 gas customers • Service to 90% of Nevada population, along with tourist population in excess of 45 million • 6,011 MW(1) of owned power generation (91% natural gas, 9% coal/renewable/other) Nevada Power Company Sierra Pacific Power Company • Provides electric services to • Provides electric and gas Las Vegas and surrounding services to Reno and northern areas Nevada • 950,000 electric customers • 350,000 electric customers and • 4,639 MW of owned power 165,000 gas customers capacity(1) • 1,372 MW of owned power capacity(1) (1) Net MW owned in operation as of September 30, 2018 29

NV Energy – Business Update • Retail Load Growth – Nevada Power – Warmer-than-normal summer weather and customer growth increased retail electric sales 475 GWh for the nine-months ended September 30, 2018, a 2.6% increase over the same period in 2017 – Sierra Pacific Power – Customer growth increased retail electric sales 218 GWh for the nine-months ended September 30, 2018, a 2.9% increase over the same period in 2017 • Resource Plan – The Nevada constitutional amendment to deregulate the electric generation market was voted down – NV Energy filed a resource plan with the PUCN in June 2018 for a transformative energy supply plan of 1,001 MW of solar photovoltaic generation, of which 100 MW has integrated battery storage; and early conditional retirement of NV Energy's 50% interest in the coal-fueled North Valmy Generating Station Unit 1. Settlements have been reached on load forecasting and demand side management programs. Hearings begin November 13, 2018 on all other issues • Private Generation – In August 2018, the first tranche capacity of new private generation customer applications was reached at 80 MW, with an excess energy credit eligibility of 95% of the retail rate. The second tranche is underway for applications, with an excess energy credit eligibility of 88%, which is expected to reach capacity by October 2019 • Renewable Energy – In October 2018, NV Energy announced a request for proposals for 350 MW of renewable energy with proposals due December 2018 – In November 2018, voters approved Question 6 which, if voters approve the ballot measure again in 2020, will increase Nevada’s renewable portfolio standards to 50% by 2030 • 704B Applications – In November 2018, the PUCN granted Station Casinos’ request for distribution only service. Customers granted 704B approvals total 445 MW of peak load and $186.8 million of impact fees • In 2019, Sierra Pacific Power will file its triennial general rate case, and Sierra Pacific Power and Nevada Power will file their annual base tariff energy rates, deferred energy accounting adjustment and distribution resource plans 30

Northern Powergrid • 3.9 million end-users in northern England • Approximately 61,000 miles of distribution lines • Approximately 60% of 2018 distribution revenue from Northeast residential and commercial customers through Yorkshire September 30, 2018 Edinburgh • Distribution revenue (£ millions): Nine-Months Ended 9/30/18 9/30/17 Residential 221 228 Commercial 68 70 Newcastle Upon Tyne Industrial 192 171 Other 5 5 Middlesbrough Total 486 474 • Strong first half of the ED1 period (eight-year price York control started April 2015) with total expenditure for Leeds the period to date at 94% of allowances. The company is well positioned in respect of the Sheffield long-term commitments made to customers • Smart meter rental business has been a success from its initial launch in April 2014 with the company securing 10 contracts from large suppliers to deploy 3.3 million meters before the end of 2019, resulting in total capital deployed of over £500 million 31

Northern Powergrid Regulatory Update • On April 30, 2018, Ofgem published its decision not to hold a mid-period review of the current electricity distribution price control (RIIO-ED1), noting that: – Ofgem ‘had not identified any issues that fitted within the scope’ of the mid-period review, as narrowly defined within its original price control decision; and – A wider mid-period review “could undermine regulatory confidence and weaken incentives” • Ofgem’s consultation on the broad regulatory framework for gas and electricity networks that will apply in the next price control (RIIO-2) closed in May 2018 – Ofgem published its decision on July 30, 2018, but did not take many firm positions – In summary: • There were no new insights on the likely cost of capital • The RIIO-ED2 price control will run for five years, instead of the eight years for RIIO-ED1 • Key regulatory mechanisms will likely stay in place for the next RIIO structure; and • Future regulatory asset growth will be indexed to a different measure of UK inflation, Consumer Price Inflation including owner occupiers’ housing costs (CPIH), rather than the UK’s retail price index (RPI). This change will affect Northern Powergrid from April 2023, but Ofgem may consider a transition period where CPIH is phased in. Taken in isolation, the net effect will be a modest advance of revenue to companies in the shorter term; offset by slightly less long-term inflation protection and lower long-term revenues – More detailed consultations will begin in December 2018 for gas, transmission and cross sector issues, whose price controls start in 2021. Consultations will begin in fall 2019 for electricity distribution issues, whose price controls start in 2023 32

Northern Natural Gas • Headquartered in Omaha, Nebraska • Approximately 900 employees • 14,700-mile interstate natural gas transmission pipeline system • 5.9 Bcf per day of market area design capacity; 1.73 Bcf per day field area capacity to demarcation and 1.3 Bcf per day of Permian area capacity • More than 79 Bcf of firm service and operational storage cycle capacity • Access to five major traditional supply regions and direct access to two nontraditional (Granite Wash tight sands and Wolfberry shale) supply regions • 90% of transportation and storage revenue through the first three quarters of 2018 is contracted based on fixed amounts (demand charges) that are not dependent on the volumes transported − Market area transportation contracts have a weighted average contract term of nearly 8 years − Storage contracts have a weighted average contract term of 7 years • Average delivery of 3.0 Bcf/day over the prior three years – 3.1 Bcf/day in 2017 • Ranked No. 1 among 16 mega-pipelines and No. 1 among 37 interstate pipelines in 2018 Mastio & Company customer satisfaction survey 33

Kern River • 1,700-mile interstate natural gas transmission pipeline system • Design capacity of 2.2 million Dth per day of WYOMING natural gas • 89% of revenue through September 30, 2018, is based on demand charges − Kern River developed and implemented NEVADA a strategy to manage the risk of 30% of UTAH its capacity being uncontracted (648,042 Dth/day) and to optimize the CALIFORNIA sale of market-oriented capacity − Weather and other pipeline outages in 2018 have driven volatility of gas spreads ARIZONA and higher earnings in 2018 − Contracted capacity has a weighted average contract term of 10 years • Kern River delivered nearly 22%(1) of California’s natural gas demand in 2017 • Ranked No. 2 among 37 interstate pipelines in 2018 Mastio & Company customer satisfaction survey (1) 2018 California Gas Report 34

AltaLink, L.P. • Owner and operator of regulated electricity transmission facilities in the Province of Alberta – Supplies electricity to approximately 85% of Alberta’s population • Approximately 8,100 miles of transmission lines and 312 substations within the Province of Alberta – No volume or commodity exposure – Supportive regulatory environment – Revenue from AA- rated Alberta Electric System Operator (AESO) • Mid-year 2018 forecast rate base of C$7.5 billion and CWIP of C$42 million as per the 2019-2021 GTA filing 35

AltaLink Regulatory Update 2014-2015 Direct Assign Capital Deferral Account (DACDA) − Application seeks approval for C$3.8 billion of capital projects, C$0.9 billion in 2014 and C$2.9 billion in 2015 − Seeking recovery of approximately C$48 million of cancelled project expenses − Hearing ended September 21, 2018, with a decision expected in first quarter 2019 2018-2020 Generic Cost of Capital Decision (GCOC) − The decision was received on August 2, 2018 − ROE and equity thickness were left unchanged at 8.5% and 37%, respectively − The Alberta Utilities Commission (AUC) continues to support an ‘A’ category credit rating − The AUC indicated that it intends to explore the possibility of returning to a formula-based approach to setting cost of capital parameters in the next GCOC proceeding − The AUC approved continuation of the flow-through method as the default tax method 2019-2021 GTA − The 2019-2021 GTA was filed August 23, 2018 − The GTA includes a 5-year commitment (2019-2023) to keep customer rates flat − Information requests were received October 31, 2018. Responses are due November 28, 2018 − Hearing and decision are expected in first and second quarter 2019, respectively 36

BHE Renewables



BHE Solar
Geothermal
Natural Gas
BHE Wind
BHE Hydro
CalEnergy Philippines

	Location	Installed	PPA Expiration	Power Purchaser	Net or Contract Capacity (MW)	Net Owned Capacity (MW)
SOLAR						
Solar Star I & II	CA	2013-2015	2035	SCE	586	586
Topaz	CA	2013-2014	2040	PG&E	550	550
Agua Caliente	AZ	2012-2013	2039	PG&E	290	142
Alamo 6	TX	2017	2042	CPS	110	110
Community Solar Gardens	MN	2016-2018	(2)	(2)	98	98
Pearl	TX	2017	2042	CPS	50	50
					1,684	1,536
WIND						
Grande Prairie	NE	2016	2037	OPPD	400	400
Pinyon Pines I & II	CA	2012	2035	SCE	300	300
Jumbo Road	TX	2015	2033	AE	300	300
Santa Rita	TX	2018	2038	Various	300	300
Walnut Ridge	IL	Under Const.	2028	USGSA	212	212
Bishop Hill II	IL	2012	2032	Ameren	81	81
Marshall Wind	KS	2016	2036	(3)	72	72
					1,665	1,665
GEOTHERMAL						
Imperial Valley	CA	1982-2000	(4)	(4)	338	338
HYDROELECTRIC						
Casecnan	Phil.	2001	2021	NIA	150	128
Wailuku	HI	1993	2023	HELCO	10	10
					160	138
NATURAL GAS						
Cordova	IL	2001	2019	EGC	512	512
Power Resources	TX	1988	2018	EDF	212	212
Saranac	NY	1994	2019	TEMUS	245	196
Yuma	AZ	1994	2024	SDG&E	50	50
					1,019	970
		Total Owned and Under Construction			4,866	4,647

Portfolio Composition (1)



Natural Gas 21%
Solar 33%
Hydro 3%
Geothermal 7%
Wind 36%

Contract Maturities (1)



2018-2019 21%
2020-2029 10%
2030+ 69%

(1) Based on net owned capacity of 4,647 MW in operation and under construction as of September 30, 2018
(2) Forecast approximately 100 off-takers for the purchase of all the energy produced by the solar portfolio for a period up to 25 years
(3) Separate PPAs exist with Missouri Joint Municipal Electric Commission (20 MW), Kansas Power Pool (25 MW), City of Independence, Missouri (20 MW) and Kansas Municipal Energy Agency (7 MW)
(4) 69% of the Company's interests in the Imperial Valley Projects' Contract Capacity are currently sold to Southern California Edison Company under long-term PPAs expiring in 2019 through 2026. Certain long-term PPA renewals for 244 MW have been entered into with other parties at fixed prices that expire from 2028-2039, of which 202 MW mature in 2039

37

BHE Renewables Update Wind • Tax Equity – BHE has entered into renewable tax equity investments of approximately $2.3 billion of which approximately $1.4 billion has been funded to date, and $0.9 billion has been committed through third quarter 2019 • Santa Rita – 300 MW project commenced commercial operation in June 2018 • Walnut Ridge – 212 MW project currently under construction, commercial operation expected by year-end 2018 Energy Storage • Pilot Project – A 60 kW/548 kWh solar plus energy storage pilot project completed at Solar Star in California – Partnered with First Solar – Lithium ion battery technology – Became operational in September 2018 • Universal Scale Project – BES 1 & 2, two 24 MW (96 MWh) energy storage projects powered by solar to be located adjacent to Solar Star in California – Projects are in permitting and design stage 38

2019 Financing Plan Issuances Maturities Anticipated Company ($ millions) Issue Date ($ millions) Maturity Date PacifiCorp $900 First Quarter 2019 $350 January 15, 2019 MidAmerican Energy $1,500 First Quarter 2019 $500 March 15, 2019 Nevada Power $500 First Quarter 2019 $500 March 15, 2019 Northern Powergrid - Northeast £150 First Quarter 2019 £40 First Quarter 2019 39

Appendix 40

Mid-Year Average Rate Base PacifiCorp MidAmerican Energy ($ billions) ($ billions) $16.0 $14.0 $14.0 $13.9 $13.7 $12.0 $10.0 $8.3 $8.9 $12.0 $9.0 $7.5 $8.0 $6.0 $4.0 $3.0 $0.0 $0.0 2015A 2016A 2017A 2018F 2015A 2016A 2017A 2018F NV Energy BHE Pipeline Group ($ billions) ($ billions) $8.0 $4.0 $6.8 $6.8 $6.7 $6.9 $3.0 $3.0 $3.0 $3.1 $6.0 $3.0 $4.0 $2.0 $2.0 $1.0 $0.0 $0.0 2015A 2016A 2017A 2018F 2015A 2016A 2017A 2018F 41

Mid-Year Average Rate Base Northern Powergrid AltaLink, L.P. (£ billions) (C$ billions) £4.0 $8.0 $7.4 $7.5 £3.0 £3.2 $7.0 £2.7 £2.9 £3.0 $6.0 $5.3 £2.0 $4.0 £1.0 $2.0 £0.0 $0.0 2015A 2016A 2017A 2018F 2015A 2016A 2017A 2018F Berkshire Hathaway Energy ($ billions) $50.0 $43.8 $39.8 $41.2 $42.1 $40.0 $30.0 $20.0 $10.0 $0.0 2015A 2016A 2017A 2018F (1) (2) PAC MEC Northern Powergrid BHE Pipeline Group NVE AltaLink, L.P. Note: Rate base represents mid-year averages (1) Northern Powergrid rate base converted into USD at the June 30 USD/GBP FX rate each year including 1.57 (2015), 1.33 (2016), 1.30 (2017), and 1.35 (2018 estimate) (2) AltaLink, L.P. rate base converted into USD at the June 30 CAD/USD FX rate each year including 1.25 (2015), 1.29 (2016), 1.30 (2017), and 1.30 (2018 estimate) 42

Deliver Reliable and Affordable Energy Energy Imbalance Market • The energy imbalance market is in its fourth year, with cumulative benefits totaling $502 million through September 2018 • PacifiCorp and California ISO launched the EIM in November 2014. NV Energy joined in December 2015. Berkshire Hathaway Energy customer benefits total $215 million November 2014 – September 2018 Combined Benefits Balancing Area Authority Total ($ millions) CAISO $143.0 PacifiCorp $153.8 NV Energy $61.2 Arizona Public Service $75.8 Puget Sound Energy $21.2 Portland General Electric $21.3 Idaho Power $21.1 Powerex $4.9 Total $502.3 43

Private Generation Penetration Rate Berkshire Hathaway Energy – Impact of Private Generation Private Generation Total Electric Private Generation Customers as of Customers as of Portion of September 2018 September 2018 Total Customers MidAmerican Energy Company Iowa 688 690,785 0.10% Illinois 34 85,193 0.04% South Dakota 0 5,078 0.00% PacifiCorp Utah 32,245 918,606 3.51% Oregon 6,707 588,457 1.14% Wyoming 302 141,061 0.21% Washington 1,106 131,576 0.84% Idaho 590 79,958 0.74% California 424 45,130 0.94% NV Energy Nevada 32,856 1,286,698 2.55% Total BHE Customers 74,952 3,972,542 1.89% 44

Affordable Clean Energy Rule • Limited to onsite, heat rate improvements at coal-fueled facilities as best system of emissions reduction • Redefines and rebalances relative roles of federal government and states’ responsibilities with the EPA defining the legal standard of Best System of Emission Reduction with “candidate measures” and states determining what the “actual measures” need to be to improve efficiency • States would be required to evaluate heat rate improvement candidate technologies and measures to establish unit-specific standards of performance, measured in terms of pounds of carbon dioxide per megawatt hour • States will have three years from finalization of the rule to submit plans to the EPA, which would have one year to determine approvability. If a state does not submit a plan or a submitted plan is not approved, the EPA would have two years to develop a federal plan • Does not repeal the EPA’s greenhouse gas endangerment finding, although the EPA continues to evaluate the same • Comments were due October 31, 2018 • Full impacts will not be known until the rule is finalized and state plans are approved • However, material impacts are not anticipated as affected companies have historically pursued cost-effective plant efficiency improvement projects • BHE will continue to work with our state regulators and key stakeholders to provide safe, reliable, affordable, clean energy to our customers and reduce our carbon footprint 45

Reducing Carbon Footprint • Through fuel switching and retirements, BHE’s utilities expect to eliminate 4,543 MW of coal generation through 2032 (a 43% reduction in coal capacity since 2013 when our plans were initiated) Coal MW as of Dec. 31, 2013(1) 10,513 MW Riverside 3 – retired in 2014 (4) MW Reid Gardner 1-3 – retired in 2014 (300) MW Carbon 1 and 2 – retired in 2015 (172) MW Riverside 5 – conversion to natural gas in 2015 (124) MW Walter Scott 1 and 2 – retired in 2015 (124) MW Neal 1 and 2 – retired in 2016 (390) MW Reid Gardner 4 – retired in 2017 (257) MW Naughton 3 – natural gas conversion or retire (280) MW Navajo – interest to be divested in 2019 (255) MW Cholla 4 – natural gas conversion or retire (395) MW Craig 1 – natural gas conversion or retire (83) MW North Valmy – to be retired in 2025 (261) MW Dave Johnston 1-4 – planned retirement in 2027 (751) MW Jim Bridger 1 – planned retirement in 2028 (354) MW Naughton 1 and 2 – planned retirement in 2029 (357) MW Hayden 1 and 2 – planned retirement in 2030 (77) MW Jim Bridger 2 – planned retirement in 2032 (359) MW Coal MW as of Dec. 31, 2032 5,970 MW (1) Adjusted for re-rating of coal plants between December 31, 2013, and September 30, 2018, including plants still in operation and retired 46

Retail Electric Sales – Weather Normalized Year-to-Date September 30 Variance (GWh) 2018 2017 Actual Percent PacifiCorp Residential 12,012 11,836 176 1.5% Commercial 13,455 13,058 397 3.0% Industrial and Other 15,853 16,041 (188) -1.2% Total 41,320 40,935 385 0.9% MidAmerican Energy Residential 4,915 4,764 151 3.2% Commercial 2,847 2,826 21 0.7% Industrial and Other 11,376 10,806 570 5.3% Total 19,138 18,396 742 4.0% Nevada Power Residential 7,609 7,565 44 0.6% Commercial 3,652 3,606 46 1.3% Industrial and Other 4,335 4,960 (625) -12.6% Distribution Only Service 1,893 1,334 559 41.9% Total 17,489 17,465 24 0.1% Sierra Pacific Power Residential 1,816 1,782 34 1.9% Commercial 2,275 2,256 19 0.8% Industrial and Other 2,502 2,344 158 6.7% Distribution Only Service 1,123 1,040 83 8.0% Total 7,716 7,422 294 4.0% Northern Powergrid Residential 9,080 9,090 (10) -0.1% Commercial 3,134 3,253 (119) -3.7% Industrial and Other 13,810 13,602 208 1.5% Total 26,024 25,945 79 0.3% 47

Retail Electric Sales – Actual Year-to-Date September 30 Variance (GWh) 2018 2017 Actual Percent PacifiCorp Residential 11,996 12,410 (414) -3.3% Commercial 13,530 13,303 227 1.7% Industrial and Other 15,889 16,061 (172) -1.1% Total 41,415 41,774 (359) -0.9% MidAmerican Energy Residential 5,307 4,753 554 11.7% Commercial 2,944 2,796 148 5.3% Industrial and Other 11,376 10,806 570 5.3% Total 19,627 18,355 1,272 6.9% Nevada Power Residential 8,299 7,899 400 5.1% Commercial 3,759 3,669 90 2.5% Industrial and Other 4,438 5,024 (586) -11.7% Distribution Only Service 1,938 1,367 571 41.8% Total 18,434 17,959 475 2.6% Sierra Pacific Power Residential 1,877 1,904 (27) -1.4% Commercial 2,282 2,271 11 0.5% Industrial and Other 2,509 2,358 151 6.4% Distribution Only Service 1,124 1,041 83 8.0% Total 7,792 7,574 218 2.9% Northern Powergrid Residential 9,142 9,004 138 1.5% Commercial 3,173 3,230 (57) -1.8% Industrial and Other 13,809 13,602 207 1.5% Total 26,124 25,836 288 1.1% 48

Financial Information ($ millions) LTM Years Ended Operating Revenue 9/30/2018 12/31/2017 12/31/2016 PacifiCorp$ 5,027 $ 5,237 $ 5,201 MidAmerican Funding 2,973 2,846 2,631 NV Energy 3,057 3,015 2,895 Northern Powergrid 1,021 949 995 BHE Pipeline Group 1,164 993 978 BHE Transmission 724 699 502 BHE Renewables 911 838 743 HomeServices 4,193 3,443 2,801 BHE and Other 611 594 676 Total Operating Revenue$ 19,681 $ 18,614 $ 17,422 49

Financial Information ($ millions) LTM Years Ended Depreciation and Amortization 9/30/2018 12/31/2017 12/31/2016 PacifiCorp$ 800 $ 796 $ 783 MidAmerican Funding 629 500 479 NV Energy 448 422 421 Northern Powergrid 247 214 200 BHE Pipeline Group 143 159 206 BHE Transmission 258 239 241 BHE Renewables 262 251 230 HomeServices 65 66 31 BHE and Other (2) (1) - Total Depreciation and Amortization$ 2,850 $ 2,646 $ 2,591 50

Financial Information ($ millions) LTM Years Ended Operating Income 9/30/2018 12/31/2017 12/31/2016 PacifiCorp$ 1,246 $ 1,462 $ 1,427 MidAmerican Funding 489 562 566 NV Energy 622 765 770 Northern Powergrid 450 436 494 BHE Pipeline Group 535 475 455 BHE Transmission 330 322 92 BHE Renewables 368 316 256 HomeServices 208 214 212 BHE and Other (20) (38) (21) Total Operating Income$ 4,228 $ 4,514 $ 4,251 51

Financial Information ($ millions) LTM Years Ended Interest Expense 9/30/2018 12/31/2017 12/31/2016 PacifiCorp$ 384 $ 381 $ 381 MidAmerican Funding 245 237 218 NV Energy 229 233 250 Northern Powergrid 142 133 136 BHE Pipeline Group 41 43 50 BHE Transmission 171 169 153 BHE Renewables 201 204 198 HomeServices 20 7 2 BHE and Other 409 434 466 Total interest expense$ 1,842 $ 1,841 $ 1,854 52

Financial Information ($ millions) LTM Years Ended Capital Expenditures(1) 9/30/2018 12/31/2017 12/31/2016 PacifiCorp$ 929 $ 769 $ 903 MidAmerican Funding 2,077 1,776 1,637 NV Energy 465 456 529 Northern Powergrid 591 579 579 BHE Pipeline Group 363 286 226 BHE Transmission 282 334 466 BHE Renewables 825 323 719 HomeServices 53 37 20 BHE and Other 10 11 11 Total capital expenditures$ 5,595 $ 4,571 $ 5,090 (1) Excludes amounts for non-cash equity allowances for funds used during construction and other non-cash items 53

Financial Information ($ millions) Total Assets 9/30/2018 12/31/2017 12/31/2016 PacifiCorp$ 23,501 $ 23,086 $ 23,563 MidAmerican Funding 19,499 18,444 17,571 NV Energy 14,078 13,903 14,320 Northern Powergrid 7,527 7,565 6,433 BHE Pipeline Group 5,285 5,134 5,144 BHE Transmission 8,863 9,009 8,378 BHE Renewables 8,590 7,687 7,010 HomeServices 2,860 2,722 1,776 BHE and Other 1,659 2,658 1,245 Total assets$ 91,862 $ 90,208 $ 85,440 54

Capitalization ($ millions) BHE Debt to Capitalization Comparison 9/30/2018 12/31/2017 Short-term debt$ 1,784 $ 4,488 Current portion of long-term debt 2,205 3,431 BHE senior debt 8,620 5,452 Subsidiary debt 26,633 26,210 Total adjusted debt(1) 39,242 39,581 BHE junior subordinated debentures 100 100 Noncontrolling interests 131 132 BHE shareholders' equity 29,557 28,176 Total capitalization$ 69,030 $ 67,989 Adjusted debt/capitalization 56.8% 58.2% • As of September 30, 2018, approximately 97% of total debt was fixed-rate debt • As of September 30, 2018, long-term adjusted debt had a weighted average life of approximately 14.5 years and a weighted average interest rate of approximately 4.6% (1) Debt includes short-term debt, Berkshire Hathaway Energy senior debt, and subsidiary debt (including current maturities), but excludes Berkshire Hathaway Energy subordinated debt 55

Berkshire Hathaway Energy Non-GAAP Financial Measures 2017 Adjusted Net Income Reconciliation Adjusted Debt Tender GAAP Net Income Tax Reform Offer Premium Net Income PacifiCorp$ 763 $ 6 $ - $ 769 MidAmerican Funding 601 (10) (17) 574 NV Energy 365 (19) - 346 Northern Powergrid 251 - - 251 BHE Pipeline Group 270 7 - 277 BHE Transmission 224 - - 224 BHE Renewables 236 628 - 864 HomeServices 118 31 - 149 BHE and Other (211) (127) (246) (584) Net Income attributable to BHE 2,617 516 (263) 2,870 Operating Revenue 18,614 - - 18,614 Total Operating Costs and Expenses 14,113 (13) - 14,100 Operating Income 4,501 13 - 4,514 Interest Expense - Senior & Subsidiary (1,822) - - (1,822) Interest Expense - Junior Subordinated Debentures (19) - - (19) Capitalized interest and other, net 273 - (439) (166) Income Tax (Benefit) Expense 353 (731) (176) (554) Equity (Loss) Income 77 (228) - (151) Net Income Attributable to Noncontrolling Interests 40 - - 40 Net Income attributable to BHE$ 2,617 $ 516 $ (263) $ 2,870 56

Berkshire Hathaway Energy Non-GAAP Financial Measures 9/30/2018 LTM Adjusted Net Income Reconciliation Adjusted Debt Tender GAAP Net Income Tax Reform Offer Premium Net Income PacifiCorp$ 748 $ 6 $ - $ 754 MidAmerican Funding 670 (10) (17) 643 NV Energy 329 (19) - 310 Northern Powergrid 246 - - 246 BHE Pipeline Group 373 7 - 380 BHE Transmission 217 - - 217 BHE Renewables 346 628 - 974 HomeServices 138 31 - 169 BHE and Other (362) (127) (246) (735) Net Income attributable to BHE 2,705 516 (263) 2,958 Unrealized Loss on BYD, net of Income Taxes 250 - - 250 Net Income attributable to BHE - Excluding BYD 2,955 516 (263) 3,208 Operating Revenue 19,681 - - 19,681 Total Operating Costs and Expenses 15,458 (13) - 15,445 Operating Income 4,223 13 - 4,236 Interest Expense - Senior & Subsidiary (1,836) - - (1,836) Interest Expense - Junior Subordinated Debentures (6) - - (6) Capitalized interest and other, net (11) - (439) (450) Income Tax (Benefit) Expense (332) (731) (176) (1,239) Equity (Loss) Income 32 (228) - (196) Net Income Attributable to Noncontrolling Interests 29 - - 29 Net Income attributable to BHE$ 2,705 $ 516 $ (263) $ 2,958 Unrealized Loss on BYD, net of Income Taxes 250 - - 250 Net Income attributable to BHE - Excluding BYD 2,955 516 (263) 3,208 57

Non-GAAP Financial Measures Berkshire Hathaway Energy ($ millions) LTM FFO 9/30/2018 2017 2016 Net cash flows from operating activities$ 5,963 $ 6,066 $ 6,056 +/- Changes in other operating assets and liabilities 496 177 (144) FFO$ 6,459 $ 6,243 $ 5,912 Adjusted Interest Interest expense$ 1,842 $ 1,841 $ 1,854 Interest expense on subordinated debt (6) (19) (65) Adjusted Interest$ 1,836 $ 1,822 $ 1,789 FFO Interest Coverage(1) 4.5x 4.4x 4.3x Adjusted Debt Debt(2) $ 39,342 $ 39,681 $ 37,985 Subordinated debt (100) (100) (944) Adjusted Debt$ 39,242 $ 39,581 $ 37,041 FFO to Adjusted Debt 16.5% 15.8% 16.0% Capitalization Total BHE shareholders’ equity$ 29,557 $ 28,176 $ 24,327 Adjusted debt 39,242 39,581 37,041 Subordinated debt 100 100 944 Noncontrolling interests 131 132 136 Capitalization$ 69,030 $ 67,989 $ 62,448 Adjusted Debt to Total Capitalization(3) 56.8% 58.2% 59.3% (1) FFO Interest Coverage equals the sum of FFO and Adjusted Interest divided by Adjusted Interest (2) Debt includes short-term debt, Berkshire Hathaway Energy senior debt, Berkshire Hathaway Energy subordinated debt and subsidiary debt (including current maturities) (3) Adjusted Debt to Total Capitalization equals Adjusted Debt divided by Capitalization 58

Non-GAAP Financial Measures PacifiCorp ($ millions) LTM FFO 9/30/2018 2017 2016 Net cash flows from operating activities$ 1,594 $ 1,575 $ 1,568 +/- Changes in other operating assets and liabilities 70 66 203 FFO$ 1,664 $ 1,641 $ 1,771 Interest expense$ 384 $ 381 $ 380 FFO Interest Coverage(1) 5.3x 5.3x 5.7x Debt (2) $ 7,034 $ 7,105 $ 7,349 FFO to Debt(3) 23.7% 23.1% 24.1% Capitalization PacifiCorp shareholders’ equity$ 7,757 $ 7,555 $ 7,390 Debt 7,034 7,105 7,349 Capitalization$ 14,791 $ 14,660 $ 14,739 Debt to Total Capitalization(4) 47.6% 48.5% 49.9% (1) FFO Interest Coverage equals the sum of FFO and Interest divided by Interest (2) Debt includes short-term debt and current maturities (3) FFO to Debt equals FFO divided by Debt (4) Debt to Total Capitalization equals Debt divided by Capitalization 59

Non-GAAP Financial Measures MidAmerican Energy ($ millions) LTM FFO 9/30/2018 2017 2016 Net cash flows from operating activities$ 1,251 $ 1,396 $ 1,403 +/- Changes in other operating assets and liabilities 261 19 (65) FFO$ 1,512 $ 1,415 $ 1,338 Interest expense$ 224 $ 214 $ 196 FFO Interest Coverage(1) 7.8x 7.6x 7.8x Debt (2) $ 5,380 $ 5,042 $ 4,400 FFO to Debt(3) 28.1% 28.1% 30.4% Capitalization MidAmerican Energy shareholders’ equity$ 6,459 $ 5,764 $ 5,160 Debt 5,380 5,042 4,400 Capitalization$ 11,839 $ 10,806 $ 9,560 Debt to Total Capitalization(4) 45.4% 46.7% 46.0% (1) FFO Interest Coverage equals the sum of FFO and Interest divided by Interest (2) Debt includes short-term debt and current maturities (3) FFO to Debt equals FFO divided by Debt (4) Debt to Total Capitalization equals Debt divided by Capitalization 60

Non-GAAP Financial Measures Nevada Power Company ($ millions) LTM FFO 9/30/2018 2017 2016 Net cash flows from operating activities$ 684 $ 667 $ 771 +/- Changes in other operating assets and liabilities 30 35 (109) FFO$ 714 $ 702 $ 662 Interest expense$ 175 $ 179 $ 185 FFO Interest Coverage(1) 5.1x 4.9x 4.6x Debt (2) $ 2,816 $ 3,075 $ 3,066 FFO to Debt(3) 25.4% 22.8% 21.6% Capitalization Nevada Power shareholder's equity$ 2,905 $ 2,678 $ 2,972 Debt 2,816 3,075 3,066 Capitalization$ 5,721 $ 5,753 $ 6,038 Debt to Total Capitalization(4) 49.2% 53.5% 50.8% (1) FFO Interest Coverage equals the sum of FFO and Interest divided by Interest (2) Debt includes short-term debt and current maturities (3) FFO to Debt equals FFO divided by Debt (4) Debt to Total Capitalization equals Debt divided by Capitalization 61

Non-GAAP Financial Measures Sierra Pacific Power Company ($ millions) LTM FFO 9/30/2018 2017 2016 Net cash flows from operating activities$ 280 $ 182 $ 243 +/- Changes in other operating assets and liabilities 7 39 (4) FFO$ 287 $ 221 $ 239 Interest expense$ 43 $ 43 $ 54 FFO Interest Coverage(1) 7.7x 6.1x 5.4x Debt (2) $ 1,155 $ 1,154 $ 1,153 FFO to Debt(3) 24.8% 19.2% 20.7% Capitalization Sierra Pacific Power shareholder's equity$ 1,248 $ 1,172 $ 1,108 Debt 1,155 1,154 1,153 Capitalization$ 2,403 $ 2,326 $ 2,261 Debt to Total Capitalization(4) 48.1% 49.6% 51.0% (1) FFO Interest Coverage equals the sum of FFO and Interest divided by Interest (2) Debt includes short-term debt and current maturities (3) FFO to Debt equals FFO divided by Debt (4) Debt to Total Capitalization equals Debt divided by Capitalization 62